                  CONSULTING AND NONCOMPETITION AGREEMENT


            THIS AGREEMENT, made as of the 1st day of December, 1993, between MICHAEL J. REVANE ("Consultant") and MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation (the "Company").

                                BACKGROUND:

            For the past 26 years, Consultant has served as a full-time employee of the Company and/or its subsidiaries. Effective as of this date, Consultant has taken early retirement. Consultant's experience, knowledge and relationships in the trust area are of significant continuing value to the Company and its subsidiaries, and the Company desires to retain Consultant, and Consultant desires to serve, as a consultant for the Company and its subsidiaries in the trust area. In addition, the Company desires to enter into a noncompetition agreement with Consultant, and the Company views the noncompetition agreement as an integral part the mutual arrangements entered into by the parties surrounding Consultant's early retirement.

            NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

                                Consulting

            1.1. Consulting Services. For a period of twenty-five (25) months from the date hereof (the "Consulting Period"), Consultant shall act as a consultant and advisor to the Company and shall render such advice and assistance respecting the affairs and activities of the various trust departments and services of the Company and its subsidiaries as the officers of the Company may from time to time reasonably request and as may be appropriate in view of the services formerly performed by the Consultant in his capacity as an employee of the Company and its subsidiaries. It is anticipated that such services shall include, without limitation, answering questions and providing information to assist in the transition to Consultant's successor, the continued service of the trust business and relations with customers of such entities, responding to inquiries concerning the trust business of the Company and its subsidiaries by telephone and by mail as appropriate, the making of on-site visits to the premises of the Company's headquarters in Wisconsin and trust offices in Florida and Arizona or other locations acceptable to Consultant to answer questions and provide information concerning the trust business, and the preparation of memoranda and summaries as appropriate of information relevant to the trust business and customers and strategic planning thereof. In addition, upon the request of the Company, Consultant agrees to serve as a director of the Company's trust operations in Arizona without additional compensation. Consultant's consulting services shall be performed at such times as shall be mutually agreed by Consultant and the Company. It is understood that the Company shall not be entitled to the Consultant's services on a full-time basis, that the Consultant shall not be required without his consent to devote in excess of seven days per month to the performance of such services and that it shall not be necessary for Consultant to follow any established work schedule or to work for any particular number of hours. The Company will not exercise supervision over the Consultant in the performance of his consulting and advisory services nor will it require his compliance with detailed orders or instructions. During the Consulting Period, the Consultant may engage in other activities, subject to the restrictions set forth in Article II hereof.

            1.2. Consulting and Noncompetition Fees. In consideration of the consulting services to be performed by Consultant pursuant hereto, and the noncompetition agreement and other obligations of Consultant set forth herein, the Company shall pay to Consultant a fee of Thirty-two Thousand Dollars ($32,000.00) per month, which shall be paid by check and mailed to Consultant on or before the 5th day of each month during the Consulting Period commencing with the month of December, 1993. Such amount shall be paid to Consultant regardless of whether or to what extent the Company requests Consultant to provide consulting services hereunder, provided that Consultant performs the services required of him and adheres to the obligations imposed upon him hereunder. In view of Consultant's commitment to refrain from competing against the Company for the period described herein, payments due Consultant hereunder shall continue to Consultant or his estate, as the case may be, notwithstanding Consultant's death or disability, provided that Consultant was not in default of the terms of this Agreement at the time of his death or disability.

            1.3. Reimbursement for Expenses. Within thirty (30) days after receipt of Consultant's invoice or accounting therefor, the Company shall reimburse Consultant for any out-of-pocket expenses incurred by him in the course of performing consulting services requested by the Company hereunder, provided such expenses were either approved in advance by the Company or were within the parameters approved by the Company from time to time for Consultant's reimbursable expenses. In addition, for so long as Consultant is providing the consulting services requested of him hereunder, the Company shall pay the dues incurred by Consultant at the Milwaukee Country Club, the

Phoenix Country Club, and the University Club, and shall continue to provide Consultant with the automobile provided to Consultant immediately prior to his termination of employment (along with the reimbursement of expenses consistent with the policy for repairs, maintenance, insurance, etc. then in effect). Consultant shall keep accurate records and receipts of such expenditures and shall submit such accounts and proof thereof as may from time to time be required in accordance with such expense account or reimbursement policies as the Company may establish.

                                ARTICLE II

                         Noncompetition Agreement

            2.1. Covenant Not to Compete. Consultant agrees that he shall not at any time for a period of twenty-five (25) months after the date hereof (the "Noncompetition Period"), either directly or indirectly, whether as agent, stockholder (except as the holder of not more than 5% of the stock of a publicly held company provided that Consultant does not render advice or assistance to such Company), employee, employer, officer, director, consultant, representative, trustee, partner, proprietor or otherwise:

                  (a) Acquire an ownership interest in, engage in or render advice or assistance to any business which provides trust services or manages investments or portfolios for individuals, businesses or other persons within the continental United States (any such business being hereafter called a "Competing Business"), without first obtaining permission from the Company;

                  (b) Divert, or attempt to divert, any business whatsoever from the trust departments of the Company and its subsidiaries or solicit or entice, or attempt to solicit or entice, any of the customers or suppliers of the trust departments of the Company and its subsidiaries so as to cause any such customers or suppliers not to do business with such businesses; or

                  (c) Contact or solicit for employment any person now or hereafter employed by the trust departments of the Company and its subsidiaries or solicit or entice, or attempt to solicit or entice, any such person to leave such employment unless such person shall have ceased to be an employee thereof not less than six (6) months prior to any such contact, solicitation or enticement.

                                ARTICLE III

                         Confidential Information

            3.1. Definition of Confidential Information. Consultant acknowledges that in the course of performing services for the Company and its subsidiaries and in the course of performing consulting services hereunder he has had and will have access to valuable nonpublic proprietary information relating to the Company and its subsidiaries, their customers and services regarded by such entities as confidential (hereinafter "Confidential Information"). Notwithstanding the foregoing, no information shall be considered to be Confidential Information and no obligation of nondisclosure set forth in this Agreement shall apply to any information that (i) is or becomes publicly known through no fault of Consultant, (ii) can be demonstrated by Consultant to have been known by him prior to its disclosure by the Company or its subsidiaries and not obtained in the course of providing services for such entities, or (iii) is rightfully acquired by Consultant from sources independent of the Company and its subsidiaries without violation by such source of any obligation to the Company and its subsidiaries.

            3.2. Nondisclosure of Confidential Information. In consideration of the agreements of the Company set forth herein, Consultant agrees that he shall not at any time during the Consulting Period and for a period of one (1) year thereafter, or for a period of three years after disclosure thereof to Consultant, whichever is the last to expire, without the written consent of the Chairman or President of the Company, use any Confidential Information in any manner or disclose any Confidential Information to anyone other than employees of the Company and its subsidiaries to whom such disclosure is reasonably required in connection with the business of the Company and its subsidiaries. Consultant further agrees that he will at any time upon request of the Company surrender and deliver to the Company any correspondence, files, customer lists, compute disks and all other documents, records or electronic media of any kind which contain any Confidential Information which are then in his possession or under his control.

                                ARTICLE IV

                               Miscellaneous

            4.1. Withholding. The amounts payable to Consultant pursuant to this Agreement are stated before any deductions required to be made by the Company under applicable law. The Company shall have the right to rely upon an opinion of its regular accountants or other tax advisors if any question should arise as to any such deductions.

            4.2. Notices. Any notice required or permitted to be given or made by either party to the other hereunder shall be sufficient if hand delivered, mailed postage prepaid, sent by prepaid express or courier service or sent by facsimile transmission and actually received to the parties at their respective addresses set forth opposite the signatures hereto or to such changed address as either party shall designate by proper notice to the other.

            4.3. Enforcement. Consultant recognizes that irreparable injury may result to the Company in the event of a breach by him of the restrictions imposed by Articles II and III, above, and that his acceptance of such restrictions was a material factor in the Company's decision to enter into this Agreement. Accordingly, Consultant agrees that if he shall engage in any act in violation of any such restrictions the Company shall be entitled, in addition to any other remedies and damages as may be available to it, to an injunction prohibiting him from engaging in any such acts.

            4.4. Governing Law. This Agreement and all questions of its interpretation, performance, enforceability and the rights and remedies of the parties hereto shall be governed and construed in accordance with the laws of Wisconsin.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Address for Notice:                MARSHALL & ILSLEY CORPORATION

770 North Water St.
Milwaukee, WI  53202
Attn:  President             By:  /s/ J.B. Wigdale
                                  __________________________

                              /s/ Michael J. Revane
                             _______________________________
 /s/ Gary D. Strelow         Michael J. Revane
 ________________________